UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Firstfield Road, Suite 200 Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 16, 2017, Altimmune, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K, with certain investors pursuant to which the Company agreed to sell 15,656 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) (which are initially convertible into an aggregate of 5,863,564 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”)), and warrants (the “Warrants”) initially exercisable to purchase an aggregate of 2,345,427 shares of Common Stock at an exercise price of $2.67 per share of Common Stock. The Preferred Stock and Warrants will be sold together at a price of $940 (the “Offering”).

The Offering is expected to close on or about August 21, 2017 (the “Closing Date”), subject to the satisfaction of customary closing conditions. The gross proceeds to the Company are expected to be approximately $14.7 million, prior to the exercise of the Warrants or redemption of the Preferred Stock, and prior to deducting placement agent fees and estimated expenses payable by the Company associated with the Offering. The Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-217034), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 30, 2017 and declared effective by the Commission on April 6, 2017.

The Company and its subsidiaries have agreed for so long as any Preferred Stock remains outstanding, not to enter into certain variable rate transactions, in each case, subject to certain exceptions as set forth in the Securities Purchase Agreement.

Pursuant to the terms of the Securities Purchase Agreement, the Company is required to seek stockholder approval of the issuance of the Common Stock upon conversion of the Preferred Stock or exercise of the Warrants in order to meet the requirements of Nasdaq Listing Rules 5635(b) and 5635(d) at a special or annual meeting of the Company’s stockholders to be held not later than October 31, 2017 (the “Requisite Stockholder Approval”). As previously disclosed, the Company has scheduled its 2017 annual meeting of stockholders for October 13, 2017, and the Board of Directors of the Company has set August 18, 2017 as the record date for shareholders entitled to vote at the meeting. Until the earlier of 60 days after the Company obtains the Requisite Stockholder Approval or May 1, 2018, the Company may not offer, sell or grant any shares of Common Stock or other equity, including any debt, preferred stock or other instrument convertible into shares of Common Stock or other equity of the Company.

Piper Jaffray & Co. acted as placement agent in connection with the Offering pursuant to a Placement Agency Agreement, dated August 16, 2017 (the “Placement Agency Agreement”), a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K. Under the Placement Agency Agreement, the placement agent agreed to use “reasonable best efforts” to arrange for the sale of the Preferred Stock and related Warrants and the Company agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds of the Offering. The Placement Agency Agreement contains customary representations, warranties and indemnification by the Company and provides for the reimbursement of up to $150,000 in out-of-pocket fees and expenses incurred by the placement agent.

Preferred Stock

The rights, preferences and privileges of the Preferred Stock are set forth in a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company (the “Certificate of Designations”), a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K. The Board of Directors of the Company (the “Board”) approved the Certificate of Designations on August 16, 2017, and the Certificate of Designations will be filed with the Delaware Secretary of State on or before the Closing Date. Each share of Preferred Stock shall have an initial stated value of $1,000 per share.

The Preferred Stock is convertible at any time at the option of the holder into shares of Common Stock, subject to the requirements of Nasdaq Listing Rules 5635(b) and 5635(d) and the receipt by the Company of the Requisite Stockholder Approval, and certain beneficial ownership limitations as provided in the Certificate of Designations. The initial conversion price is $2.67 per share of Common Stock. The conversion price is subject to full ratchet anti-dilution adjustment upon the issuance of equity or equity-linked securities at an effective Common Stock purchase price of less than the conversion price then in effect, subject to certain exceptions as set forth in the Certificate of Designations. Subject to the achievement of a volume weighted average price for ten consecutive trading days, and certain other conditions, in each case, as more fully set forth in the Certificate of Designations, the Company may elect to mandatorily convert all or a portion of the outstanding shares of Preferred Stock (any such portion to be pro-rated across all holders thereof) at the then prevailing conversion price.

On December 15, 2017 and the 15th day of each of the eight subsequent months thereafter (each, an “Installment Date”, and the last such Installment Date, the “Maturity Date”), the Company shall redeem approximately one-ninth (1/9th) of the Preferred Stock at the then stated value (the “Monthly Amortization Amount”), subject to certain adjustments and exceptions as set forth in the Certificate of Designations. Subject to (i) the requirements of Nasdaq Listing Rules 5635(b) and 5635(d), (ii) certain beneficial ownership limitations as provided in the Certificate of Designations and (iii) certain other conditions, including the Equity Conditions (as defined in the Certificate of Designations and described below) as provided in the Certificate of Designations, the Company may elect to pay all or any portion of the Monthly Amortization Amount in shares of Common Stock, such number of shares to be based on a price per share of Common Stock equal to the lowest of (i) the then applicable conversion price of the Preferred Stock, (ii) 85% of the arithmetic average of the three (3) lowest volume weighted average prices of the Common Stock during the ten (10) consecutive trading days prior to the applicable Installment Date and (iii) 85% of the volume weighted average price of the Common Stock on the trading day immediately prior to the Installment Date. The Company must make an election to pay in shares of Common Stock, in cash or in a combination of cash and shares by no later than the twenty-first (21st) trading day immediately prior to such Installment Date. Holders of Preferred Stock may elect to defer certain payments of Monthly Amortization Amounts, but not beyond the Maturity Date. A holder of Preferred Stock may extend the Maturity Date in certain circumstances. The issuance of Common Stock to pay the Monthly Amortization Amount is subject to the Equity Conditions defined in the Certificate of Designations, including, but not limited to, continued listing requirements, the Company’s compliance with the terms of the Certificate of Designations, the lack of occurrence of certain transactions or other Triggering Events (as defined below), and other restrictions described in more detail in the Certificate of Designations.

Upon the occurrence and continuation of certain events described in the Certificate of Designations, including but not limited to the suspension of the Company’s Common Stock from trading on The Nasdaq Global Market or another eligible exchange, the failure to sufficiently allocate shares of Common Stock, or the failure to meet other obligations under the Certificate of Designations (together with the other events described in Section 6(a) of the Certificate of Designations, a “Triggering Event”), a holder of Preferred Stock may require the Company to redeem all or a portion of its Preferred Stock at a price equal to the greater of (1) 125% of the then stated value and (2) the stated value multiplied by the ratio by which the highest closing price of the Common Stock exceeds the lowest closing price of the Common Stock during the continuation of such Triggering Event. Alternatively, during such Triggering Event, a holder may convert all or a portion of its Preferred Stock at a conversion price equal to the lowest of (i) the conversion price then in effect, (ii) 75% of the lowest volume weighted average price of the Common Stock during the twenty (20) consecutive trading days prior to such conversion and (iii) 75% of the volume weighted average price of the Common Stock on the date of such conversion.

In the event of a change of control, at the option of the holder, and as a condition to the change of control, either (i) its shares of Preferred Stock shall remain outstanding, be assumed by the successor entity or converted into securities of the successor entity (with equivalent value and rights) or (ii) shall be redeemed by the Company by payment in cash of an amount equal to the greater of (x) 125% the then stated value and (y) the stated value multiplied by the ratio by which the highest closing price of the Common Stock exceeds the lowest closing price of the Common Stock in the period after the announcement of such change of control and the date such election to be redeemed is provided.

In the event of our liquidation, dissolution, or winding up, prior to distribution to holders of securities ranking junior to the Preferred Stock, holders of Preferred Stock will be entitled to receive the amount of cash, securities or other property equal to the then stated value of the Preferred Stock.

The holders of Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation, bylaws or Certificate of Designations that adversely alters the powers, preferences and rights of the Preferred Stock requires the approval of the holders of a majority of the shares of Preferred Stock then outstanding.

The holders of Preferred Stock shall be entitled to receive dividends if and when declared by the Board. For so long as any shares of Preferred Stock are outstanding, the Board may not declare and pay any dividends on any securities ranking junior to or pari passu with the Preferred Stock unless the holders of Preferred Stock receive a dividend on a pro rata basis equal to the amount such holders would receive in such dividend if the Preferred Stock were converted to Common Stock immediately prior to such dividend.

Warrants

Each Warrant will have an exercise price of $2.67 per share, will be immediately exercisable upon issuance and will expire on August 15, 2022. Prior to the receipt by the Company of the Requisite Stockholder Approval, exercise of a Warrant is subject to the requirements of Nasdaq Listing Rules 5635(b) and 5635(d), and certain beneficial ownership limitations as more fully described in the Warrant. The form of Warrant is attached as Exhibit 4.1 to this Current Report on Form 8-K. The exercise price and number of underlying shares of Common Stock are subject to adjustment, including full ratchet anti-dilution protection upon the issuance of any Common Stock or securities convertible into Common Stock below the then-existing exercise price.

The exercise price and number of underlying shares of Common Stock are also subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations and reclassifications and other similar events affecting the Common Stock. The Warrant may be exercised by cashless exercise or by payment of cash, at the election of the holder. The Warrants include customary Black Scholes fundamental transaction and dividend protection provisions. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Lockup Agreement

Each Company’s executive officers and directors, aggregating approximately 43% of the Company’s outstanding shares of Common Stock as of August 11, 2017, have entered into a Lockup Agreement (a “Lockup Agreement”), a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, pursuant to which such executive officers and directors have agreed, until the earlier of (i) the one (1) year anniversary of the Closing Date and (ii) the date the shares of Preferred Stock remain outstanding, not to (i) offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of any shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock, (ii) enter into any swap, hedge, or other agreement or arrangement that transfers the economic risk of ownership of such securities, or (iii) engage in any short selling of any such securities, subject to certain customary exceptions, including, but not limited to, exceptions for estate planning transactions, exchanges of underwater stock options or exercises of stock options pursuant to the Company’s equity compensation plans. In addition, the Company’s officers and directors have waived, during the same period, any demand registration rights with respect to any such securities.

Voting Agreement

In connection with the Securities Purchase Agreement, certain of the Company’s stockholders, who collectively own approximately 39% of the Company’s Common Stock, entered into a voting agreement (the “Voting Agreement”), a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, pursuant to which such stockholders agreed to vote their shares of Common Stock in favor of the Requisite Stockholder Approval, and against any proposal or corporate action that could result in any of the Company’s obligations under the Securities Purchase Agreement not being fulfilled or a breach by the Company of any covenant, representation or warrant under the Securities Purchase Agreement.

The foregoing description of the Placement Agency Agreement, the Securities Purchase Agreement, the Certificate of Designations, form of Warrant, form of Lock Up Agreement and form of Voting Agreement does not purport to be complete. The foregoing description is qualified in its entirety by reference to the Placement Agency Agreement, the Securities Purchase Agreement, the Certificate of Designations, form of Warrant, form of Lock Up Agreement and form of Voting Agreement, which are filed as Exhibits 1.1, 2.1, 3.1, 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Such agreements and instruments have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The transaction documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of such documents (or as of an earlier time as specified in such agreements) and as an allocation of risk among the parties to such agreements. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of such documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

Item 8.01. Other Events.

On August 17, 2017, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Placement Agency Agreement between Altimmune, Inc. and Piper Jaffray & Co.

2.1	Securities Purchase Agreement between Altimmune, Inc. and the purchasers named therein (certain exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request)

3.1	Form of Certificate of Designations

4.1	Form of Warrant

10.1	Form of Lock Up Agreement (included as Exhibit D to Exhibit 2.1 filed hereto)

10.2	Form of Voting Agreement (included as Exhibit E to Exhibit 2.1 filed hereto)

99.1	Press Release, dated August 17, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ William Enright
Name: William Enright
Title: President and Chief Executive Officer

Dated August 17, 2017

EXHIBIT INDEX

Exhibit Number	Description

1.1	Placement Agency Agreement between Altimmune, Inc. and Piper Jaffray & Co.

2.1	Securities Purchase Agreement between Altimmune, Inc. and the purchasers named therein (certain exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request)

3.1	Form of Certificate of Designations

4.1	Form of Warrant

10.1	Form of Lock Up Agreement (included as Exhibit D to Exhibit 2.1 filed hereto)

10.2	Form of Voting Agreement (included as Exhibit E to Exhibit 2.1 filed hereto)

99.1	Press Release, dated August 17, 2017